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                                                                    EXHIBIT 99.3


                       CONSENT OF NEEDHAM & COMPANY, INC.



     We hereby consent to the inclusion in the Proxy Statement of YieldUP International Corporation and Prospectus of FSI International, Inc. ("Proxy Statement/Prospectus") forming part of this Registration Statement on Form S-4 of our opinion dated January 21, 1999 to the Board of Directors of YieldUP International Corporation attached as Exhibit B to the Proxy Statement/Prospectus and to the references to our opinion under the captions "Summary--Fairness Opinion with Respect to the Merger" and "Background of the Merger," "Recommendation of the YieldUP Board of Directors and YieldUP's Reasons for the Merger," and "Opinion of Financial Adviser to YieldUP." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                             /S/ Needham & Company, Inc.

                             NEEDHAM & COMPANY, INC.


September 8, 1999